UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2021 (February 25, 2021)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On February 25, 2021, Armstrong Flooring, Inc. (the “Company”) entered into an Agreement of Purchase and Sale and Joint Escrow Instructions (the “Agreement”) with South Gate Owner, LP, a Delaware limited partnership and affiliate of Overton Moore Properties (the “Purchaser”).

Under the terms of the Agreement, the Company has agreed to sell, and the Purchaser has agreed to purchase (the “Transaction”), the Company’s production facility, warehouse and real estate property located at 5037 Patata Street, in South Gate, California (the “Property”) for a purchase price of Seventy-Six Million Seven Hundred Thousand Dollars ($76,700,000.00) (the “Purchase Price”). The Company expects the Transaction to close on March 10, 2021 (“Closing”).

Pursuant to the terms of the Agreement, an aggregate amount equal to Ten Million Five Hundred Thousand Dollars ($10,500,000.00) of the Purchase Price (the “Holdback Funds”) shall be retained in escrow and held and disbursed in accordance with the terms and conditions of a holdback agreement (the “Holdback Agreement”) to be executed by the Company and the Purchaser at Closing. A portion of the Holdback Funds in the amount of Nine Million Five Hundred Thousand Dollars ($9,500,000.00) shall be applicable to the Purchaser’s general remediation costs, which includes costs associated with the assessment, monitoring and remediation of volatile organic compounds (“VOC”) and asbestos-containing materials as and to the extent required by the California Department of Toxic Substances Control (the “DTSC”) and that certain Corrective Action Consent Agreement (the “CACA”) by and between the Company and the DTSC. A portion of the Holdback Funds in the amount of One Million Dollars ($1,000,000.00) shall be applicable solely to the Purchaser’s VOC remediation costs. The Holdback Funds will be available in order to cause the DTSC to issue a “no further action” determination or other evidence of performance under the CACA. Subject to the terms of the Holdback Agreement, the Purchaser shall take over responsibility of all required remediation, and in no event shall the Holdback Agreement expand or modify any of the Company’s obligations under the Purchase Agreement. If the DTSC or other entity demands performance by the Company of any required remediation and, following the Company’s notice to the Purchaser, the Purchaser fails to confirm its responsibility for the performance of such remediation, then the Company shall have the right, but not the obligation, to perform the required remediation and access the Holdback Funds for the payment of such required remediation.

The Purchase Price also includes a deposit of Two Million Five Hundred Thousand Dollars ($2,500,000.00) to be held in escrow until Closing which amount shall not be refundable to the Purchaser unless the Transaction is not consummated as a result of the Company’s default or failure to perform certain conditions precedent to Closing or if the Purchaser otherwise terminates the Agreement prior to Closing per the terms of the Agreement.

Closing is subject to certain customary conditions and provisions. In addition, at Closing, the Company and the Purchaser will enter into (i) either (a) an assignment of the CACA to the Purchaser (the “CACA Assignment”) or (b) an Assumption of the CACA by the Purchaser if the Company has not obtained the consent of the DTSC for the CACA Assignment by Closing and the Company elects, in its sole discretion, for this condition to be deemed waived by the Purchaser, and (ii) the Holdback Agreement. The Purchaser has agreed, for a period of six (6) months following Closing, to use commercially reasonable efforts to cause the Company to be released, or if not released, made secondarily liable for any obligations under or otherwise arising in connection with the CACA; provided that, as between the Company and the Purchaser, the Purchaser shall remain obligated to complete the work required under the CACA to the satisfaction of DTSC and other regulatory agencies asserting jurisdiction over the property. The Company will not have any indemnity obligation to the Purchaser, including, but not limited to, any obligations under the CACA. The Company has agreed to use commercially reasonable efforts, at no out-of-pocket cost to the Company, to cause the Purchaser to be added as an additional insured under the Company’s existing environmental insurance policy for the Property.

The Company shall remain in possession of the Property at Closing pursuant to a leaseback agreement for sixty (60) days following the Closing at a lease rate of $300,000.00 per thirty (30) day period.

The Agreement contains representations and warranties by each of party to the Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties to the Agreement; are subject to limitations agreed upon by the contracting parties; may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and are subject to the standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, the Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summaries of the Agreement and form of Holdback Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by references to the Agreement and form of Holdback Agreement, copies of which are respectively filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Forward-Looking Statements

Disclosures in this Current Report on Form 8-K, including those relating to the Transaction, Agreement, form of Holdback Agreement, Holdback Funds, CACA and expected Closing, and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated, or implied is included in our reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Agreement of Purchase and Sale and Joint Escrow Instructions by and between Armstrong Flooring, Inc. and South Gate Owner, LP, a Delaware limited partnership, as of February 25, 2021.

10.2	Form of Holdback Agreement as Exhibit G to Agreement of Purchase and Sale and Joint Escrow Instructions by and between Armstrong Flooring, Inc. and South Gate Owner, LP, a Delaware limited partnership, as of February 25, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel, Secretary & Chief Compliance Officer

Date: March 2, 2021